Exhibit 10.22.6

AGREEMENT REGARDING REQUIRED INSURANCE

THIS AGREEMENT REGARDING REQUIRED INSURANCE (this “Agreement”) is made as of July [11], 2019, by and between LF3 PRATTVILLE, LLC, a Delaware limited liability company and LF3 PRATTVILLE TRS, LLC, a Delaware limited liability company (collectively, the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”).

R E C I T A L S

A.                                    Lender has agreed to loan to Borrower the principal sum of NINE MILLION SIX HUNDRED TWENTY THOUSAND AND NO/100 DOLLARS ($9,620,000.00) (the “Loan”).

B.                                    The Loan shall be evidenced by a promissory note of even date herewith (the “Note”) executed by Borrower and payable to the order of Lender in the principal amount of the Loan.  The Note shall be secured by that certain mortgage of even date herewith (the “Security Instrument”) given by Borrower for the benefit of Lender encumbering the real property and improvements described in the Security Instrument (which real property and improvements is referred to herein as the “Property”).

C.                                    The Loan Documents (as defined and described in the Note) include the Note, the Security Instrument, this Agreement and such other documents described in the Note as “Loan Documents”. Terms not defined in this Agreement shall have the meaning as set forth in the Security Instrument.

THEREFORE, to induce Lender to enter into the Loan Documents and to make the Loan, and in consideration thereof, Borrower and Lender agree as follows:

1.                                      REQUIRED INSURANCE.

(a)                                 Property Insurance.  Borrower, at its sole cost and expense, shall keep the Property insured during the entire term of the Loan, for the mutual benefit of Borrower and Lender, against fire and such other hazards that would be covered by an insurance policy issued on a Special Form Cause of Loss (“All Risk”) basis (“Property Policy”).  The Property Policy shall:

(i)                                     include coverage for, and specifically state that coverage is provided for named storm, windstorms, hail, terrorism, and flood coverage, if required;

(ii)                                  provide coverage in an amount not less than the full insurable value of the building, which is the same as one hundred percent (100%) replacement cost value (the “RCV”) for each Property;

(iii)                               have a deductible no greater than $25,000.00 per occurrence and contain a replacement cost endorsement;

(iv)                              contain a lender’s loss payable endorsement containing provisions equivalent to those provisions contained in Form 438BFU and naming Lender as “Lender’s Loss Payable” as it concerns Lender’s security interest in personal property assets of the Borrower.  If the lender’s loss payable endorsement is provided on Form 438BFU or ISO Form CP1218, the applicable form number shall be referenced on the evidence of insurance required hereunder.  Lender shall be named as “Mortgagee” as it concerns Lender’s security interest in real property assets of the Borrower;

(v)                                 be evidenced by an ACORD Certificate Form 27 or Form 28 or equivalent form naming Lender as Certificate Holder and “Mortgagee” and/or “Lender’s Loss Payable” status (as

Obligor Name: LF3 Prattville, LLC

Obligor No.: 5470431436

applicable) and such evidence shall be provided to Lender.  Neither Certificates of Liability Insurance (ACORD 25) nor Certificates of Property Insurance (ACORD 24) shall be acceptable evidence of the Property Policy.  Binders and Certificates of Insurance (i.e. - ACORD forms) are not acceptable proof of flood insurance. Requirements regarding acceptable evidence of flood insurance are set forth in Exhibit A hereto;

(vi)                              if the Property Policy is a blanket policy, provide that the blanket limit is subject to a so-called “Agreed Amount” or “No Co-Insurance” clause, or the Property Policy shall specifically state the applicable co-insurance percentage and the scheduled value with respect to the Property; and

(vii)                           except as provided in Section 1(a)(vi) above, not contain any co-insurance clauses or provisions that would reduce the coverage available under the Property Policy.

(b)                                 Other Property Insurance Coverage.  Borrower shall also provide the following additional forms of insurance coverage, whether as additional coverage under the Property Policy or by purchasing one or more additional policies, which additional coverage or policies shall comply with all of the requirements contained herein applicable to the Property Policy:

(i)                                     Rental loss and/or business interruption insurance, as applicable, for a period of twelve (12) months in an amount sufficient such that the insurer would not deem Borrower a co-insurer under the policy;

(ii)                                  Employers’ liability insurance and either (a) workers’ compensation insurance, in a form prescribed by the laws of the states in which the Property is located; or (b) an insurance policy providing employer’s excess indemnity coverage with respect to workers’ compensation claims that may be subject to a self-insured retention or deductible;

(iii)                               Lender will order flood zone determinations (the “Flood Determination”) on all Property. If the Flood Determination reflects that any Property is located in a FEMA Special Flood Hazard Area (“SFHA”), Lender will provide Borrower with written notification that flood insurance is required as a condition of the Loan.  Such notice will also provide additional information regarding federal disaster assistance.  For any Property determined to be in an SFHA, Borrower shall provide evidence of coverage against flood hazards and such coverage shall meet all of Lender’s requirements and conditions, including, but not limited to, the requirements and conditions set forth in Exhibit A attached hereto.  Borrower shall also execute and deliver to Lender the “Official Flood Notice” provided by Lender;

(iv)                              Such additional and/or other insurance with respect to the improvements located at the Property as is requested by Lender and is customarily carried by prudent owners or tenants with respect to improvements similar in character, location and use and occupancy to the Property.

(c)                                  Liability Insurance.  Borrower, at its sole cost and expense and during the entire term of the Loan, shall maintain Comprehensive General Liability or Commercial General Liability insurance, including a broad form comprehensive general liability endorsement and coverage for broad form property damage, contractual damages, personal injury, and bodily injury (including death resulting therefrom), containing minimum limits of liability of $1,000,000 per occurrence and $2,000,000 annual aggregate, with umbrella coverage of not less than $10,000,000 per occurrence, shall include product liability and liquor liability (if alcohol is served), and such other liability insurance as is reasonably requested by Lender.  The policy shall include coverage for, and shall specifically state that coverage is provided for terrorism.  Borrower shall provide a Certificate of

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Liability Insurance which states the coverage limits per occurrence and indicates the full name of Borrower as a named insured, rather than as an additional insured.

In addition, Borrower shall obtain and maintain the following during the entire term of the Loan:

(i)                                     Innkeepers’ liability insurance in a per guest limit of $50,000.

(ii)                                  Automobile Liability Insurance coverage in a minimum amount of a Combined Single Limit of $1,000,000 where the Borrower provides valet and/or other transportation services.  Hired and Non-Owned Liability must be provided at all times.

(iii)                               Technology errors & omissions liability coverage, with a minimum limit of $4,000,000 per claim and in the aggregate, covering all products and services of Borrower, including failure of IT (information technology) security and data privacy breach.  If coverage is on a claims-made basis, the policy must contain a retroactive date which precedes the effective date of the Loan Agreement and continuity must be maintained for one year following termination or expiration of the Loan Agreement.

(d)                                 Additional Policy Requirements.  Each insurance policy shall:

(i)                                     provide that (A) Lender shall receive thirty (30) days’ notice of any modification, cancellation or expiration of the policy and (B) any such modification, cancellation or expiration without such notice shall not be effective against Lender;

(ii)                                  be issued by an insurer authorized to do business in the state in which the Property is located and which is rated A, X or better by Best’s Key Rating; and

(iii)                               specifically state on the evidence thereof provided to Lender in accordance with this Section 1, any exclusion or condition which is a deviation from standard insurance language or forms.

(e)                                  Maintenance of Insurance.  Borrower shall:

(i)                                     maintain all required insurance throughout the term of the Loan and while any liabilities of Borrower to Lender under any of the Loan Documents remain outstanding, at Borrower’s expense, with companies, and in substance and form satisfactory to Lender;

(ii)                                  in addition to the insurance coverage specifically required pursuant to this Agreement, obtain and maintain such other insurance as may from time to time be reasonably required by Lender in order to protect its interests; and

(iii)                               deliver to Lender any written notice of cancellation of any policies received by Borrower within five (5) days of Borrower’s receipt from the insurer; and

(iv)                              as a condition to Lender entering into the Loan Documents and making the Loan, and as and when in the future requested by Lender, forward evidence of insurance and a paid receipt to Lender with respect to all insurance coverage required under this Agreement, and such receipt shall indicate the policy period, the property location and the annual premium delineated with respect to each type of coverage provided by such policy.  Lender, by reason of accepting, rejecting, approving or obtaining insurance, shall not incur any liability for: (A) the existence, nonexistence, form or legal sufficiency of any insurance, (B) the solvency of any insurer or (C) the payment of claims.

2.                                      [RESERVED].

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3.                                      CERTIFICATES OF INSURANCE, COPIES OF POLICIES, DECLARATION PAGES AND/OR ENDORSEMENTS.  The Certificates of Insurance, copies of policies, Flood Declaration Pages and any Endorsements must be signed and show Lender as Certificate Holder, as follows.  Lender is to be named as “Mortgagee” and “Lender’s Loss Payable” (as applicable):

Non-Flood Insurance:

Wells Fargo Bank, National Association, ISAOA ATIMA

1700 Lincoln St., 3rd Floor

Denver, CO 80203

MAC#C7300-033

Attn:  Records Management

Flood Insurance:

Wells Fargo Bank, National Association, ISAOA ATIMA

MAC R4057-01Q

7711 Plantation Rd

Roanoke, VA 24019

Attn:  WLS Flood Operations

4.                                      EVIDENCE OF PREMIUM PAYMENT.  Lender must be provided with evidence the annual premiums for the required coverages are paid (either paid receipt or paid-stamped invoice).  If the annual premium for the current coverage period has not been paid in full, the remaining balance shall be indicated.

5.                                      GOVERNING LAW.  This Agreement was accepted by Borrower in the State of New York, which state the parties agree has a substantial relationship to the parties and the Loan.  Accordingly, in all respects, including, without limitation, matters of construction, validity, enforceability and performance, this Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such state and any applicable law of the United States of America, except that at all times the provisions for the creation, perfection and enforcement of all security interests created pursuant thereto and pursuant to the other Loan Documents shall be governed by and construed according to the law of the state where the Property is located and if personal property governed by the Uniform Commercial Code according to the laws of the state of formation of Borrower.  Except as provided in the immediately preceding sentence, Borrower hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any other jurisdiction governs the Security Instrument, the Note, this Agreement and the other Loan Documents.

6.                                      AMENDMENTS TO LOAN.  As a condition to any amendment, extension, renewal, consolidation or modification of the Loan, Borrower shall provide Lender with satisfactory evidence of insurance in the types and amounts required by Lender at such time.

7.                                      COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, will be deemed an original and all of which taken together, will be deemed to be one and the same instrument.

[Signature pages follow]

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THE UNDERSIGNED have executed this Agreement as of the date first above written.

BORROWER:

LF3 PRATTVILLE, LLC, a Delaware limited liability company

By:	Lodging Fund REIT III OP, LP, a Delaware limited partnership, its Sole Member

	By:	Lodging Fund REIT III, Inc., a Delaware corporation, its General Partner

		By:	/s/ Katie Cox
		Name:	Katie Cox
		Title:	Chief Financial Officer

LF3 PRATTVILLE TRS, LLC, a Delaware limited liability company

By:	Lodging Fund REIT III TRS, Inc., a Delaware corporation, its Sole Member

	By:	/s/ Katie Cox
	Name:	Katie Cox
	Title:	Chief Financial Officer

[Signatures continue on following page]

Signature Page to Agreement Regarding Required Insurance

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Maureen S. Malphus
Name:	Maureen Malphus
Title:	Vice President

Signature Page to Agreement Regarding Required Insurance

EXHIBIT A

INSURANCE REQUIREMENTS FOR PROPERTIES LOCATED IN A SPECIAL FLOOD HAZARD AREA

As a Federally regulated lender, Wells Fargo Bank, National Association is required to comply with the mandatory purchase provisions of the National Flood Insurance Reform Act of 1994 (“Act”) as prescribed in FEMA’s National Flood Insurance Program Mandatory Purchase of Flood Insurance Guidelines (“FEMA Guidelines”).  The following requirements help ensure that we are in compliance with the Act and the Guidelines. IF AT ANY TIME IT IS DEEMED THAT OUR CURRENT PRACTICES ARE INSUFFICIENT OR NOT COMPLIANT WITH THE ACT OR GUIDELINES, ADDITIONAL REQUIREMENTS MAY BE ADDED.

1.                                      FLOOD DETERMINATIONS:  The Lender will order flood zone determinations (“Flood Determination”) on all collateral locations.  If the Flood Determination reflects that the collateral location is located in a Special Flood Hazard Area (“SFHA”), the Lender will provide the Borrower with written notification that flood insurance is required as a condition of the loan.  Such notice also provides additional information regarding federal disaster assistance.  For any collateral unit determined to be in a SFHA, the Borrower shall provide evidence of coverage against flood hazards for the term of the loan.  The Borrower may obtain flood insurance through the National Flood Insurance Program (“NFIP”) or through a private policy.  If the property is located in a SFHA in a non-participating community, Lender may require the placement of flood insurance through a private carrier acceptable to Lender in its sole discretion.

2.                                      COVERAGE REQUIREMENTS AND EVIDENCE OF FLOOD INSURANCE:

(a)               NFIP POLICY:

(i)                   Coverage Amount:  The minimum amount of coverage must be at least, but not limited to the lowest of:

•                  The outstanding principal balance of the loan(s); or

•                  The maximum amount of coverage available under the NFIP for the particular type of building; or

•                  The insurable value of the building and/or its contents (as applicable), which is the same as 100% replacement cost value (“RCV”).  Building RCV’s under the NFIP do not include market values or the value of the land.

(ii)                NFIP Maximum Limits:  The maximum limits of coverage available through the NFIP for a Non-Residential Property are:

•                  $500,000, per Structure

•                  $500,000, Contents

(iii)             RCV Documentation:  Documentation is required to support building or contents RCV of less than $500,000.  Acceptable documentation includes:

•                  Appraisal

•                  Other form of valuation prepared by a vendor that uses an industry-recognized cost approach for determining the full RCV (such as OSI’s Marshall & Swift or Inside/Valuation)

•                  Documentation from general contractor supporting actual building construction costs or from vendor supporting actual contents costs.

(iv)            Evidence:

•                  A copy of the Declarations Page from the policy, or

•                  a copy of the full policy itself, or

•                  a copy of the Flood Insurance application and proof of premium payment (i.e. paid receipt, such as a credit card receipt, or canceled check) to be followed by a full copy of the policy and/or declaration page from the policy upon the issuance of the flood insurance policy within thirty (30) days of closing.

(v)               Other Requirements:

•                  The flood zone indicated on the policy must exactly match the flood zone indicated on the Flood Determination.

•                  The Borrower/Pledgor with an insurable interest must be named as the Insured or as an Additional Insured on the policy.

•                  Binders and Certificates of Insurance are not acceptable proof of flood insurance.

•                  The exact street address for the collateral site(s) must be identified on the evidence of insurance.

•                  Lender is to be named as “First Mortgagee” and “Lender’s Loss Payable”, as applicable.

•                  Satisfactory evidence of flood insurance is required prior to closing.

•                  First Mortgagee and Lender’s Loss Payable, must be set forth as follows:

Wells Fargo Bank, National Association, ISAOA ATIMA
MAC R4057-01Q
7711 Plantation Rd
Roanoke, VA 24019
Attn:  WLS Flood Operations

(b)               PRIVATE POLICY:

(i)                   Coverage Amount:  The minimum amount of coverage must be at least, but not limited to the lowest of:

•                  The outstanding principal balance of the loan(s); or

•                  The maximum amount of coverage available under the NFIP for the particular type of building; or

•                  The insurable value of the building and/or its contents (as applicable), which is the same as 100% replacement cost value (“RCV”).  Building RCV’s under the NFIP do not include market values or the value of the land.

(ii)                Annual Aggregate Limit:  In order to ensure that the annual aggregate limit for flood coverage under a Private Policy is sufficient, there are three approaches that will be accepted by the Lender:

(a)               Private Placement Flood Insurance Endorsement:  An endorsement that reads as follows:

“It is hereby understood and agreed where required to satisfy lender requirements that the limits for the peril of flood, are identical to those offered by the National Flood Insurance Program (NFIP) and are on a per occurrence basis.  It is further understood and agreed that any loss sustained from the peril of flood shall operate to erode the overall aggregate limits hereunder in respect of flood.  However, in the event that the said overall aggregate limits in respect of flood are eroded below the NFIP limit then the said NFIP limit shall remain in full in respect of the coverage afforded under the flood section of this policy.”; or,

(b)               Dedicated Sublimit Endorsement:  Lender will accept an endorsement that specifies a dedicated sublimit of at least $1,000,000 ($500,000.00 in building and $500,000.00 in contents coverage, as applicable, subject to RCV qualifications noted above) in flood coverage for each of Lender’s collateral units determined to be in a SFHA with the addresses of each listed on the endorsement; or,

(c)                Comprehensive Schedule of Covered Properties:  Lender must be provided with a full listing, clearly indicated as part of the policy (Policy No. referenced, on Insurance Company letterhead, or made part of the actual policy) of every single property covered under the policy complete with an indication as to the flood zone for each property and indicating building and contents coverage limits, if applicable, sometimes referred to as a Statement of Values (“SOV”).  If the Schedule of Covered Properties or SOV reflects building coverage of less than $500,000 and/or contents coverage of less than $500,000 for any property in a SFHA, supporting documentation may be required (refer to Section 2 (a) (iii) RCV Documentation in the NFIP Policy section above).  Lender will run the following calculation:

[# of units in a SFHA   x   at least $1,000,000 (i.e. - $500,000.00 in building and $500,000.00 in contents coverage, as applicable)  =  Required Annual Aggregate Limit].

(iii)             Evidence:

•                        A copy of the full policy complete with all endorsements,

•                        Evidence of flood coverage must be included in the body of the policy or provided via endorsement.  Each collateral property found to be in an SFHA must be explicitly listed as a covered property, and

•                        The policy will be reviewed to ensure that nothing in the body of the policy or any endorsement contains any exclusion/limitation language that would make the policy non-compliant with FEMA Guidelines or insufficient in Lender’s sole discretion.

In addition, the policy must meet the following requirements outlined in FEMA Guidelines:

(a)               Licensure:  The insurer must be licensed, admitted, or otherwise approved to do business in the jurisdiction where the building is located, by the insurance regulator of that jurisdiction, except as indicated in b. below.

(b)               Surplus Lines Recognition (Non-Residential Commercial):  In the case of non-residential commercial property insurance issued under a policy of difference in conditions, multiple peril, all risk, or other blanket coverage, the insurer should be recognized, or not disapproved, as a surplus lines insurer by the insurance regulator of the jurisdiction where the building is located.

(c)                Requirement of 45-Day Cancellation/Non-Renewal Notice:  The private flood insurance policy should include a requirement for the insurer to give 45 days’ written notice of cancellation or non-renewal to the insured with respect to the flood insurance coverage.  The policy should also state that, to be effective, such notice must be mailed to both the insured and the lender or Federal agency lender, and must include information about the availability of flood insurance coverage under the NFIP.  The policy should be as restrictive in its cancellation provisions as the Standard Flood Insurance Policy, General Property Form (“SFIP”).

(d)               Breadth of Policy Coverage:  The policy must guarantee that the flood insurance coverage, considering deductibles, exclusions, and conditions offered by the insurer, is at least as broad as the coverage under the SFIP.

(e)                Strength of Mortgage Interest Clause:  Lenders must ensure that a mortgage interest clause similar to that contained in the General Conditions section of the SFIP, is contained in the policy.

(f)                 Legal Recourse:  The policy must contain a provision that the insured must file suit within 1 year after the date of written denial of all or part of the claim.  The Lender will accept an endorsement to the policy that reads as follows (“Service of Suit Endorsement”):

“No suit, action or proceeding for the recovery of any claim will be sustained in any court of law or equity unless the Insured has fully complied with all provisions of this policy. Insured must file suit within 1 year after the date of written denial of all or part of the claim.”

(iv)                              Other Requirements:

•                  The flood zone indicated on the policy must exactly match the flood zone indicated on the Flood Determination.

•                  The Borrower/Pledgor with an insurable interest must be named as the Insured or as an Additional Insured on the policy.

•                  Binders and Certificates of Insurance are not acceptable proof of flood insurance.

•                  The exact street address for the collateral site(s) must be identified on the evidence of insurance.

•                  Lender’s approval is required for a deductible greater than the NFIP maximum allowable deductible of $50,000.  Such a request is subject to additional underwriting.

•                  Lender is to be named as “First Mortgagee and Lender’s Loss Payable”, as applicable.

•                  Satisfactory evidence of flood insurance is required prior to closing.

•                  First Mortgagee and Lender’s Loss Payable, must be set forth as follows:

Wells Fargo Bank, National Association, ISAOA ATIMA
MAC R4057-01Q
7711 Plantation Rd
Roanoke, VA 24019
Attn:  WLS Flood Operations